                                     [LETTERHEAD]


                                   January 21, 1997


International Meta Systems, Inc.
100 North Sepulveda Boulevard
Sixth Floor
El Segundo, California  90245

Ladies and Gentlemen:

    We have acted as counsel for International Meta Systems, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended of 4,500,000 shares of the Company's common stock, $.00001 par value per share (collectively, the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 1996 Stock Option Plan (the "Plan").

    We have examined (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) the Plan, (iii) the Registration Statement, and (iv) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

    In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

International Meta Systems, Inc.
January 21, 1997
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       Fulbright & Jaworski L.L.P.